Exhibit 99(c)

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Presentation to
Management of RDO Equipment Co.
September 16, 2002

[LOGO]

Agenda

•    Situation Overview

•    Management Buyout Analysis

•    Conclusions

Situation Overview

•    During the 4 th quarter of fiscal 2001, RDO began a comprehensive restructuring effort in order to improve financial performance

•                 The restructuring was designed to exit the heavy- duty truck business and emphasize RDO’s traditional business lines such as construction and agricultural equipment

•                 Challenging industry conditions and other external factors have hampered RDO’s efforts to emerge as a focused business with historical profitability levels

•                 RDO’s individual and industry stock performance has been mixed and the company’s stock is trading below book value

•                 As a result, management is interested in taking the company private via a management led buyout of the business

RDO Stock Price Performance

                DAILY DATA: SEPTEMBER 12, 1999 THROUGH SEPTEMBER 12, 2002

[CHART]

•    RDO’s stock has rebounded in 2002 after a period of decline

Industry Stock Performance

                DAILY DATA: SEPTEMBER 12, 1999 THROUGH SEPTEMBER 12, 2002

[CHART]

•    RDO’s industry group’s stock price performance since 2000 has been mixed

RDO Stock Price Performance vs. Indeces

                DAILY DATA: SEPTEMBER 12, 1999 THROUGH SEPTEMBER 12, 2002

[CHART]

•      RDO’s stock has historically under-performed the major indices, although there has been recent convergence

Comparable Company Trading Statistics

							Enterprise Value/
			Premium/(Disc) to		Equity	Enterprise	Revenue		EBITDA
Company	Ticker	Price	52WH	52WL	Value	Value	LTM		LTM
		(9/13/02)

Finning International	FTT.CN	15.95	-13.8%	50.1%	1,307.2	2,071.5	1.01		5.60
Tormont Industries	TIH.CN	12.87	-23.2%	16.3%	414.0	494.2	0.79		7.21
Wajax LTD	WJX.CN	2.92	-36.3%	12.7%	45.9	143.1	0.23		6.26
RDO Equipment	RDO	5.10	-16.4%	165.6%	64.9	69.6	0.13		8.52

Mean			-22.4%	61.2%			0.54	x	6.9	x
Median			-19.8%	33.2%			0.51		6.7

•                 Although trading at a multiple premium to its peers, RDO’s stock still trades below book value

•                 The healthy multiple is probably the result of the markets pricing in an ongoing operational and financial turnaround

Management Buyout Analysis

Management Buyout Overview

•                 In an MBO the management team purchases the public float of the company using a combination of cash equity and a high degree of leverage

•                 The target company’s borrowing capacity is largely exhausted by the transaction

•                 The company’s cash flow from operations is used to repay the acquisition debt

•                 The leverage used to make the purchase allows for significant growth in equity value, as the company’s earnings grow and as it repays the acquisition debt

•                 The equity holders can realize a return on their investment through a sale of the company, an initial public offering, or an additional recapitalization once the company’s borrowing capacity is restored

Management Buyout Benefits

•                 Public markets currently undervalue the business, making the potential purchase price for a buyout attractive

•                 RDO could continue to focus on returning the business to historical profitability outside the public eye

—          Focus could be placed on long-term results as opposed to quarterly comparisons

—          Costs of being a public entity eliminated

•                 RDO has a limited public float, thus a going-private transaction could be completed without additional cash equity investment

•                 The company would have the ability to re- access the public markets during more favorable industry and market conditions

Management Buyout Concerns

•                 The current bank market is unfavorable, limiting the price the management group could pay for the company

—          A business like RDO would most likely be able to borrow a maximum of 2. 25x FYE 2003 estimated EBITDA in funded bank debt with an additional modest unfunded revolver

—             If RDO achieved their 2003 plan of $16.2 million of EBITDA, the business would be able to borrow a maximum of $36. 5 million

—          Without new cash investment, this amount of leverage would allow RDO to pay a maximum of $6. 60 per share for the public float

•                 Increased leverage reduces the cushion a business has with respect to financial and operational under-performance

•                 A tender offer for the public float may not be successful, and if it were, could result in shareholder challenges to the fairness of the tender

•                 In today’s bank market, a successful going- private transaction would require all non-public equity interest to be rolled

Management Buyout Analysis

•                 Management’s profitability and working capital assumptions used to build model for going-private transaction

•                 A purchase price of $6. 60 per share, a 30% premium to today’s trading levels, assumed in tender offer for public float of 4.42 million shares

•                 A $6.60 purchase price per share implies an Enterprise Value for RDO of $92 million, or 5.7x FYE 2003 estimated EBITDA of $16.2 million

•                 All management and other insider stakes are rolled in transaction

•                 $36.5 million of Senior Debt assumed to finance the transaction ($10 million unfunded revolver)

•                 $5.0 million of existing debt refinanced as part of transaction

•                 $2.25 million in transaction fees

Management Buyout Analysis

(Dollar amounts in millions)	Fiscal Year
	Actual			Projected
	2000	2001	2002	2003	2004	2005	2006	2007	2008	03-08

Net Sales	$689.0	$680.4	$549.9	$548.9	$575.1	$591.1	$607.7	$624.7	$642.2	3.2%
— change from prior year	-38.8%	-1.2%	-19.2%	-0.2%	4.8%	2.8%	2.8%	2.8%	2.8%

COGS	(566.9)	(581.6)	(456.7)	(448.3)	(466.4)	(478.2)	(490.8)	(503.6)	(516.7)	2.9%
— change from prior year		2.6%	-21.5%	-1.8%	4.0%	2.5%	2.6%	2.6%	2.6%
— as a % of Sales	82.3%	85.5%	83.1%	81.7%	81.1%	80.9%	80.8%	80.6%	80.5%

Gross Profit	$122.1	$98.8	$93.2	$100.6	$108.7	$112.9	$116.9	$121.1	$125.5	4.5%
— change from prior year		-19.1%	-5.7%	7.9%	8.1%	3.9%	3.5%	3.6%	3.6%
— as a % of Sales	17.7%	14.5%	16.9%	18.3%	18.9%	19.1%	19.2%	19.4%	19.5%

Operating Expenses	(84.4)	(110.6)	(85.3)	(84.4)	(83.5)	(85.9)	(88.3)	(90.8)	(93.3)	2.0%
— change from prior year		31.0%	-22.9%	-1.1%	-1.1%	2.9%	2.8%	2.8%	2.8%
— as a % of Sales	12.2%	16.3%	15.5%	15.4%	14.5%	14.5%	14.5%	14.5%	14.5%

Other	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Depreciation	(11.5)	(6.0)	(4.9)	(4.8)	(4.8)	(4.8)	(4.8)	(4.8)	(4.8)
Amortization of Existing Goodwill	(1.5)	(1.5)	(1.1)	0.0	0.0	0.0	0.0	0.0	0.0

Operating Income	$24.7	$(19.3)	$1.9	$11.4	$20.4	$22.2	$23.8	$25.5	$27.4	19.1%
— change from prior year		-178.1%	-109.8%	500.0%	78.9%	8.8%	7.2%	7.3%	7.1%
— as a % of Sales	3.6%	-2.8%	0.3%	2.1%	3.5%	3.8%	3.9%	4.1%	4.3%

Depreciation	11.5	6.0	4.9	4.8	4.8	4.8	4.8	4.8	4.8
— change from prior year		-47.8%	-18.3%	-2.0%	0.0%	0.0%	0.0%	0.0%	0.0%
— as a % of Sales	1.7%	0.9%	0.9%	0.9%	0.8%	0.8%	0.8%	0.8%	0.7%

Amortization of Existing Goodwill	1.5	1.5	1.1	0.0	0.0	0.0	0.0	0.0	0.0
— change from prior year		0.0%	-26.7%	-100.0%
— as a % of Sales	0.2%	0.2%	0.2%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Unadj. OCF	37.7	(11.8)	7.9	16.2	25.2	27.0	28.6	30.3	32.2

Operating Cash Flow	$37.7	$(11.8)	$7.9	$16.2	$25.2	$27.0	$28.6	$30.3	$32.2	14.7%
— change from prior year		-131.3%	-166.9%	105.1%	55.6%	7.1%	5.9%	6.1%	6.0%
— as a % of Sales	5.5%	-1.7%	1.4%	3.0%	4.4%	4.6%	4.7%	4.9%	5.0%

Management Buyout Analysis

(Dollar amounts in millions)
Purchase Price

Implied Equity Value	$84.5
Purchase of Outstanding Options	0.0
Payment to Parent Company in Preferred Stock	0.0
Excess Cash from Company’s Balance Sheet	0.0
Assumption of Existing Debt (incl. Capital Lease Obligations)	0.0
Assumption of Earnout Obligations (NPV @10.0%)	0.0
Refinancing of Pro Forma Existing Debt	5.0
Transaction Costs	2.3
Total Purchase Price	$91.7

Uses of Funds

Purchase of Common Equity Public Float	$29.2
Purchase of Outstanding Options	0.0
Common Equity Retained	55.3
Excess Cash from Company’s Balance Sheet	0.0
Overfunding Amount (incl. in Starting Cash Balance)	0.0
Refinancing of Pro Forma Existing Debt	5.0
Transaction Costs	2.3
Loans to Management	0.0
Total Uses of Funds	$91.7

Sources of Funds

	LIBOR	Spread		At Closing
Bank Acquisition Facility	1.75%	425	6.00%	$36.4	39.7%
Senior Notes			0.00%	0.0	0.0
Senior Subordinated Debentures (cash pay)			0.00%	0.0	0.0
Subordinated Debt with Warrants Equity Owner. => 0.0%			0.00%	0.0	0.0
Series A Preferred Stock			0.00%	0.0	0.0
Existing Shareholders Investment				55.3	60.3
FS Equity Partners IV, L.P. Investment				0.0	0.0
Total Sources of Funds				$91.7	100.0%

Unfunded Revolver				$10.0

Management Buyout Analysis

(Dollar amounts in millions)	Fargo 1/31/02	2002 / Pre-Acquisition Adjustments	Pro-forma Fargo 1/31/02	Transaction Adjustments	Pro-forma Balance Sheet

ASSETS
Current Assets
Cash and Equivalents	$0.9	$0.0	$0.9	$0.0	$0.9
Accounts Receivable	31.3	0.0	31.3	0.0	31.3
Inventories	128.5	0.0	128.5	0.0	128.5
LIFO Reserve	0.0	0.0	0.0	0.0	0.0
Other Current Assets	10.3	0.0	10.3	0.0	10.3
Total Current Assets	170.9	0.0	170.9	0.0	170.9

Property, Plant and Equipment, net	13.2	0.0	13.2	0.0	13.2
Capital Lease Assets	0.0	0.0	0.0	0.0	0.0
Deferred Debt Costs	0.0	0.0	0.0	2.3	2.3
Intangible Assets	25.1	0.0	25.1	0.0	25.1
Deferred Income Taxes	5.8	0.0	5.8	0.0	5.8
Other Assets	1.5	0.0	1.5	0.0	1.5
Total Assets	$216.6	$0.0	$216.6	$2.3	$218.8

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities
Current Portion of Debt	$3.6	$0.0	$3.6	$(3.6)	$0.0
Accounts Payable	99.5	0.0	99.5	0.0	99.5
Accrued Expenses	12.7	0.0	12.7	0.0	12.7
Other Current Liabilities	11.7	0.0	11.7	0.0	11.7
Total Current Liabilities	127.4	0.0	127.4	(3.6)	123.8

Existing Debt	1.4	0.0	1.4	(1.4)	0.0
Bank Acquisition Facility	0.0	0.0	0.0	36.4	36.4
Senior Notes	0.0	0.0	0.0	0.0	0.0
Capital Lease Obligations	0.0	0.0	0.0	0.0	0.0
Senior Subordinated Debentures	0.0	0.0	0.0	0.0	0.0
Subordinated Debt with Warrants	0.0	0.0	0.0	0.0	0.0
Total Long-Term Debt	1.4	0.0	1.4	35.0	36.4

Other Non-Current Liabilities	0.0	0.0	0.0	0.0	0.0
Deferred Taxes	0.0	0.0	0.0	0.0	0.0

Series A Preferred Stock	0.0	0.0	0.0	0.0	0.0
Other Preferred Stock	0.0	0.0	0.0	0.0	0.0

Stockholders’ Equity
Capital Stock	87.8	0.0	87.8	(87.8)	0.0
Treasury Stock	0.0	0.0	0.0	58.7	58.7
Retained Earnings	0.0	0.0	0.0	0.0	0.0
Total Stockholders’ Equity	87.8	0.0	87.8	(29.2)	58.7
Total Liabilities & Stockholders’ Equity	$216.6	$0.0	$216.6	$2.3	$218.8

Management Buyout Analysis

(Dollar amounts in millions)	Fiscal Year
	2003	2004	2005	2006	2007	2008
Cash Flows from Operating Activities:
Net Income (Loss)	$5.1	$10.6	$12.2	$13.7	$15.1	$16.4
Adjustments to Reconcile Net Income (Loss) to net cash provided by operations:
Depreciation Expense	4.8	4.8	4.8	4.8	4.8	4.8
Amortization Expense	0.0	0.0	0.0	0.0	0.0	0.0
Amortization of Goodwill	0.0	0.0	0.0	0.0	0.0	0.0
Amortization of Deferred Debt Expense	0.3	0.3	0.3	0.3	0.3	0.3
Non-Cash Interest Expense on Sub Debt	0.0	0.0	0.0	0.0	0.0	0.0
Dividends on Series A Preferred Stock	0.0	0.0	0.0	0.0	0.0	0.0
Deferred Taxes	0.0	0.0	0.0	0.0	0.0	0.0

Gross Cash Flow from Operations	10.3	15.7	17.3	18.9	20.3	21.6
Changes in Operating Working Capital
Decr. (Incr.) in Accounts Receivable	(2.7)	3.4	(1.7)	(1.1)	(0.9)	(1.0)
Decr. (Incr.) in Inventories	(1.3)	(7.7)	(3.6)	(3.8)	(3.8)	(3.9)
Decr. (Incr.) in Prepaid Expenses	0.0	0.0	0.0	0.0	0.0	0.0
Decr. (Incr.) in Deferred Taxes	0.0	0.0	0.1	(0.2)	0.1	(0.2)
Decr. (Incr.) in Other Assets	0.0	0.0	0.0	0.0	0.0	0.0
Incr. (Decr.) in Accounts Payable	0.5	2.0	2.0	2.0	2.8	2.8
Incr. (Decr.) in Accrued Expenses	0.0	0.0	0.1	0.1	0.0	0.0
Incr. (Decr.) in Other Liabilities	0.1	0.1	(0.0)	(0.1)	0.3	0.3

Decr. (Incr.) in Working Capital	(3.4)	(2.2)	(3.1)	(3.1)	(1.4)	(1.8)

Net Cash Provided by Operating Activities	6.9	13.5	14.2	15.8	18.8	19.8

Cash Flows from Investing Activities:
Purchase of Property and Equipment	(1.7)	(1.8)	(1.8)	(1.9)	(2.0)	(2.0)
Investments in Affiliates	0.0	0.0	0.0	0.0	0.0	0.0
Other	0.0	0.0	0.0	0.0	0.0	0.0
Net Cash Used in Investing Activities	(1.7)	(1.8)	(1.8)	(1.9)	(2.0)	(2.0)

Cash Flows from Financing Activities:
Incr. (Decr.) in Existing Debt	0.0	0.0	0.0	0.0	0.0	0.0
Repayment of Bank Acquisition Facility	(0.0)	(11.7)	(12.4)	(12.3)	0.0	0.0
Incr. (Decr.) in Revolving Line of Credit	0.0	0.0	0.0	0.0	0.0	0.0
Repayment of Senior Notes	0.0	0.0	0.0	0.0	0.0	0.0
Amortization of Capital Leases	0.0	0.0	0.0	0.0	0.0	0.0
Repayment of Senior Subordinated Debentures (cash pay)	0.0	0.0	0.0	0.0	0.0	0.0
Repayment of Subordinated Debt with Warrants	0.0	0.0	0.0	0.0	0.0	0.0
Payment of Dividends	(6.0)	0.0	0.0	0.0	0.0	0.0
Amortization of Other Debt	0.0	0.0	0.0	0.0	0.0	0.0

Net Cash Used from Financing Activities	(6.0)	(11.7)	(12.4)	(12.3)	0.0	0.0
Increase (Decrease) in Cash for the Year	(0.9)	0.0	0.0	1.6	16.8	17.8
Cash Balance at the Beginning of Year	0.9	0.0	0.0	0.0	1.6	18.4

Cash Balance at the End of Year	$0.0	$0.0	$0.0	$1.6	$18.4	$36.2

Cumulative Cash Available for Senior Debt Repayment	$(0.8)	$10.9	$23.3	$37.1	$54.0	$71.8

Management Buyout Analysis

(Dollar amounts in millions)	Pro-forma	Fiscal Year
	1/31/02	2003	2004	2005	2006	2007	2008
ASSETS
Current Assets
Cash and Equivalents	$0.9	$0.0	$0.0	$0.0	$1.6	$18.4	$36.2
Accounts Receivable	31.3	34.0	30.6	32.2	33.3	34.2	35.2
Inventories	128.5	129.8	137.5	141.1	144.9	148.7	152.6
Other Current Assets	10.3	10.3	10.3	10.3	10.3	10.3	10.2
Total Current Assets	170.9	174.1	178.3	183.6	190.1	211.6	234.2

Property, Plant & Equipment, net	13.2	10.1	7.1	4.1	1.2	(1.6)	(4.4)
Capital Lease Assets	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Deferred Debt Costs	2.3	1.9	1.6	1.3	1.0	0.6	0.3
Intangible Assets	25.1	25.1	25.1	25.1	25.1	25.1	25.1
Deferred Taxes	5.8	5.8	5.8	5.7	5.8	5.7	5.8
Investment in Affiliates	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Other Assets	1.5	1.5	1.5	1.5	1.5	1.5	1.5
Total Assets	$218.8	$218.5	$219.5	$221.3	$224.7	$242.9	$262.6

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities
Current Portion of Debt	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
Accounts Payable	99.5	100.0	102.0	104.0	106.0	108.8	111.6
Accrued Expenses	12.7	12.7	12.7	12.7	12.8	12.8	12.9
Other Current Liabilities	11.7	11.7	11.8	11.8	11.6	11.9	12.2
Total Current Liabilities	123.8	124.4	126.5	128.5	130.4	133.5	136.7

Existing Debt	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Bank Acquisition Facility	36.4	36.4	24.6	12.3	0.0	0.0	0.0
Revolving Credit Facility	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Senior Notes	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Equipment Financing	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Capital Lease Obligations	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Senior Subordinated Debentures	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Subordinated Debt with Warrants	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Total Long-term Debt	36.4	36.4	24.6	12.3	0.0	0.0	0.0

Other Non-Current Liabilities	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Deferred Income Taxes	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Minority Interest	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Series A Preferred Stock	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Other Preferred Stock	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Stockholders’ Equity
Capital Stock	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Treasury Stock	58.7	58.7	58.7	58.7	58.7	58.7	58.7
Retained Earnings	0.0	(0.9)	9.7	21.9	35.6	50.8	67.2
Total Stockholders’ Equity	58.7	57.8	68.4	80.5	94.3	109.4	125.8
Total Liabilities & Stockholders’ Equity	$218.8	$218.5	$219.5	$221.3	$224.7	$242.9	$262.6

Management Buyout Analysis

(Dollar amounts in millions)				Fiscal Year
				2003	2004	2005	2006	2007	2008

Operating Cash Flow				$16.2	$25.2	$27.0	$28.6	$30.3	$32.2

Total Company Valuation			4.5 x EBITDA (LTM)	$72.9	$113.4	$121.5	$128.7	$136.5	$144.7
			5.5 x EBITDA (LTM)	89.1	138.6	148.5	157.3	166.9	176.8
			6.5 x EBITDA (LTM)	105.3	163.8	175.5	185.9	197.2	209.0

Less:	Total Debt (less excess cash )			$36.4	$24.6	$12.3	$(1.6)	$(18.4)	$(36.2)
	Preferred Stock			0.0	0.0	0.0	0.0	0.0	0.0
	Proceeds from Exercise of Warrants/Options			0.0	0.0	0.0	0.0	0.0	0.0
	Total Debt and Other Adjustments			36.4	24.6	12.3	(1.6)	(18.4)	(36.2)

Common Equity Valuation:			4.5 x EBITDA (LTM)	$36.5	$88.8	$109.2	$130.3	$155.0	$180.9
			5.5 x EBITDA (LTM)	52.7	114.0	136.2	158.9	185.3	213.1
			6.5 x EBITDA (LTM)	68.9	139.2	163.2	187.5	215.6	245.2

Return to Existing Shareholders.:
Common Equity Valuation:	Date		4.5 x EBITDA (LTM)	$36.5	$88.8	$109.2	$130.3	$155.0	$180.9
Initial Investment:	12/31/02	$55.3	5.5 x EBITDA (LTM)	52.7	114.0	136.2	158.9	185.3	213.1
Fully Diluted Common Equity Ownership:		100.00%	6.5 x EBITDA (LTM)	68.9	139.2	163.2	187.5	215.6	245.2

Return on Investment (annual compounding):			4.5 x EBITDA (LTM)	#N/A	26.7%	25.5%	23.9%	22.9%	21.8%
			5.5 x EBITDA (LTM)	#N/A	43.5%	35.1%	30.2%	27.4%	25.2%
			6.5 x EBITDA (LTM)	24.6%	58.6%	43.4%	35.7%	31.3%	28.2%

Conclusions

Conclusions

•                 RDO, trading below book value per share, is undervalued by the public markets despite a recent rebound

•                 A going-private transaction could be an attractive alternative for management and insiders from an operating perspective

•                 The rebound in RDO’s stock price during 2002, coupled with limited borrowing capacity, makes a going-private transaction challenging from an execution standpoint

—          Limited debt capacity results in a narrow purchase price range

—          Without new cash equity, all non- public equity interests must be rolled in transaction

—          Possible shareholder challenge

—          Company must achieve plan to secure $36.5 million leverage amount needed in order to effect going- private transaction